UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

Medizone International, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	2-93277-D (Commission File Number)	87-0412648 (IRS Employer Identification No.)

350 East Michigan Avenue, Suite 500, Kalamazoo, MI 49007
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (269) 202-5020

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of new Executive Vice President – Chief Commercial Officer

On January 30, 2018, Medizone International, Inc., a Nevada corporation (the “Company” or “Medizone”), entered into an agreement with Jude P. Dinges, age 58, confirming his appointment and employment as Executive Vice President – Chief Commercial Officer, effective January 30, 2018.  Mr. Dinges’ appointment was announced on January 30, 2018 by the issuance of a press release.  A copy of the press release announcing Mr. Dinges’ appointment is included as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Dinges began his career nearly 30 years ago as a professional sales representative at Bristol Laboratories and later at Merck & Co., where he was promoted to positions with increased responsibilities in training, sales, management, marketing and market development.  While at Merck, Mr. Dinges won multiple awards, including the President’s Achievement Award in 2001, awarded to one of 32 Business Directors each year.  He received the Change Agent Award for his market development prelaunch business planning and contributions to sales force execution, while launching the blockbuster brands Cozaar®, Fosamax®, Singulair®, Maxalt®, Vioxx®, and Vytorin®.  He was recognized with a Career Achievement Award for his consistent top performance as a Senior/Executive Business Director.  Mr. Dinges joined Novartis Pharmaceuticals in 2006 and led his region to top performance in the launch of Tekturna® while balancing a broad antihypertensive portfolio across several Novartis divisions.  His region also led the nation in market share for Exelon® and Exelon Patch®.  In 2008, Mr. Dinges became the Respiratory & Infectious Disease Specialty Medicines Director.  In 2009, Mr. Dinges joined Amgen Inc. as Executive Director of Region Sales, Bone Health Business Unit.  Mr. Dinges led his region team to a highly successful launch of monoclonal antibody, Prolia®, across the southeastern United States and Puerto Rico.  Most recently Mr. Dinges served as Senior Vice President, Chief Commercial Officer of Aeterna Zentaris, Inc.

(e) Compensation Agreements

Employment Agreement

The Company and Mr. Dinges entered into an employment agreement (“Executive Employment Agreement”) which provides for the following:

Initial Base Salary - $175,000 per year and

Annual Incentive Plan Performance Bonus -- annual performance bonus under an executive annual incentive plan with an initial target of 45% of annual base salary.

Bonus payments will be payable for superior achievement of applicable performance goals for a given fiscal year, as determined by the Compensation Committee and approved by all independent Directors.

Equity Incentive - Mr. Dinges was granted 300,000 shares of restricted stock that will vest upon successful commercialization of AsepticSure in the U.S. market at levels to be determined by the Board of Directors;

Health Benefits - Traditional plan benefits as provided by the Company to other executive employees

The Company has also agreed to a change of control provision that will pay severance compensation to Mr. Dinges in the event his employment is terminated without cause or for good reason (as defined in the agreement) following a change of control.

Except for the foregoing agreements, there are no arrangements or understandings with the Company pursuant to which Mr. Dinges was appointed as its Executive Vice President – Chief Commercial Officer.  There are no family relationships between Mr. Dinges and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer.

Item 8.01 Other Events

The Company incorporates by reference herein the Press Release (attached as Exhibit 99.1) announcing the executive officer change set forth in Item 5.02 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement between Medizone International, Inc. and Jude P. Dinges dated as of January 30, 2018
10.2	Addendum to Employment Agreement between Medizone International and Jude P. Dinges dated as of January 30, 2018
99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medizone International, Inc.

By:	/s/ Philip A. Theodore
Philip A. Theodore Executive Vice President

Date: February 1, 2018